EXHIBIT 99.1
Ranger Energy Services, Inc. Announces Q4 2020 Results
HOUSTON, TX--(February 25, 2021) - Ranger Energy Services, Inc. (NYSE: RNGR) (“Ranger” or the “Company”) announced today its results for its fiscal quarter ended December 31, 2020.
–Overall revenues improved 20%, or $7 million vs Q3

–High Spec Rig revenues grew 50% on increased utilization and pricing strength

–Despite 2020’s challenges, Ranger returned $26 million of operating cash flow across the year while reducing long-term debt by nearly 50%

Consolidated Financial Highlights
Revenues increased $6.9 million, or 20%, to $41.5 million in Q4, from $34.6 million in Q3. Revenue increases took place in the High Specification Rigs segment.
Net loss increased $1.0 million, from a net loss of $5.7 million in Q3, to a net loss of $6.7 million in Q4. The increase in the net loss was largely driven by increased cost of services.
Adjusted EBITDA1 decreased $1.2 million from $4.4 million in Q3 to $3.2 million in Q4. The current quarter’s $3.2 million of EBITDA is inclusive of $1.3 million of make-ready expenses for 18 rigs associated with deployments for our highest tier customers.
CEO Comments
“After two straight quarters of severely depressed activity, Q4 marked the first real signs of an industry turnaround. Commodity prices have responded to the rollout of COVID-19 vaccines, global energy demand is improving and a stronger commitment to capital discipline by U.S. shale operators is emerging.
I am proud of the fact that during the 2020 downturn Ranger remained committed to our long-term strategies of driving efficiencies, cost management, safety and service, as we high graded our client list. It is these efforts that allowed us to generate significant, positive EBITDA each quarter through this challenging year and further decrease our modest amount of long-term debt by nearly 50%, while significantly increasing our blue-chip customer market share.
Our fourth quarter High Specification Rig results are tangible examples of the improving industry dynamics and Ranger’s current premium position in this recovering market. During the quarter we experienced a significantly higher demand for our rig services, with current activities focused on returning wells back online or maintaining production levels.
1 “Adjusted EBITDA” is not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). A Non-GAAP supporting schedule is included with the statements and schedules attached to this press release and can also be found on the Company's website at: www.rangerenergy.com.

While we are pleased to see the health of our industry improving and our strategic efforts continuing to pay dividends, the speed of our activity ramp did lead to significant reactivation costs during the quarter.
These expenditures negatively impacted fourth quarter’s margins, but were one-time in nature as they were focused on the preparation of rigs for long-term top-tier clients and the hiring or reinstatement of a significant number of employees. Also, to a lesser extent, our High Spec Rig results were also impacted by customer consolidation and COVID-19 related interruptions. However, in spite of these negative impacts, we are pleased with this segment’s strong revenue and EBITDA growth.
Within our Completion & Other Services segment, our Permian wireline business experienced year-end budget exhaustion interruptions by a material customer in mid-November, and COVID-19 related delays on the startup of new simul-frac operations with another customer. Again, these issues are expected to be one-time in nature.
The current trends of the market are setting up for a much more favorable 2021. Oil prices and U.S. land drilling activity are up 30% and 15%, respectively, since the beginning of 2021. More operators are adopting simul-frac operations leading to greater completion intensity, and maintenance activity has started the year strong. But the key element for the improvement of the Oil Field Services (‘OFS’) space will be the ability to recapture some level of pricing. In order to achieve this, pricing discipline must return to the market and further OFS consolidation needs to occur, Ranger is committed to participating in both.”
Business Segment Financial Results
High Specification Rigs
High Specification Rigs segment revenue increased by $7.2 million to $21.7 million in Q4 from $14.5 million in Q3 2020. The increase in revenues was driven by a 43% increase in rig hours to 43,100 hours in Q4 from 30,200 hours in Q3. The hourly average rig rate increased $23, or 5%, to $503 in Q4 from $480 in Q3 on customer mix shift.
Operating loss increased by $0.2 million to a loss of $2.6 million in Q4 from a loss of $2.4 million in Q3. Adjusted EBITDA increased 21%, or $0.5 million, to $2.9 million in Q4 from $2.4 million in Q3. The increase in operating losses was attributable to an increase in cost of services, including a loss on sale of equipment during the quarter. These increased costs were partially offset by increased revenues. Adjusted EBITDA benefited from the increased revenue which was only partially offset by the increased cost of services. Note that these results include $1.3 million of reactivation costs incurred during the quarter.
Completion and Other Services
Completion and Other Services segment revenue decreased by $0.3 million to $18.6 million in Q4 from $18.9 million in Q3 2020. The decrease was primarily attributable to the wireline business which saw some early year-end shut-downs on budget exhaustion along with ongoing pricing pressure.
Operating income decreased $0.5 million to income of $1.7 million in Q4 from income of $2.2 million in Q3. Adjusted EBITDA decreased 28%, or $1.4 million, to $3.6 million in Q4 from $5.0 million in Q3. The decrease in operating income and Adjusted EBITDA was driven by decreased revenues and increased cost of services, partially offset by a reduction in depreciation expense and was attributable to our wireline business.

Processing Solutions
Processing Solutions revenue remained flat at $1.2 million in Q4 and in Q3 2020.
Operating income decreased $0.1 million to income of $0.1 million in Q4 from income of $0.2 million in Q3. Adjusted EBITDA decreased 22%, or $0.2 million, to $0.7 million in Q4 from $0.9 million in Q3. The decrease in operating income and Adjusted EBITDA was driven by increased cost of services, partially offset by decreased depreciation expense.
Liquidity
We ended the quarter with $16.0 million of liquidity, consisting of $13.2 million of capacity available on our revolving credit facility and $2.8 million of cash. The Q4 cash ending balance of $2.8 million compares to $3.4 million at the end of Q3 2020.
Debt
We ended Q4 with aggregate net debt of $26.0 million, an increase of $1.6 million, as compared to $24.4 million at the end of Q3.
We had an outstanding draw on our revolving credit facility of $7.5 million at the end of Q4 compared to $3.0 million at the end of Q3. During the quarter, we borrowed $8.7 million under the credit facility, which was partially offset by aggregate payments of $4.2 million on the principal balance.
We had an outstanding balance on our term debt of $20.2 million at the end of Q3 and we made aggregate payments of $2.5 million during Q4, leaving a principal balance of $17.7 million at the end of Q4.
Conference Call
The Company will host a conference call to discuss its Q4 2020 results on February 26, 2021 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To join the conference call from within the United States, participants may dial 1-833-255-2829. To join the conference call from outside of the United States, participants may dial 1-412-902-6710. When instructed, please ask the operator to join the Ranger Energy Services, Inc. call. Participants are encouraged to login to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, http://www.rangerenergy.com.
An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing 1-877-344-7529 within the United States or 1-412-317-0088 outside of the United States. The conference call replay access code is 10150359. The replay will also be available in the Investor Resources section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.
About Ranger Energy Services, Inc.
Ranger is an independent provider of well service rigs and associated services in the United States, with a focus on unconventional horizontal well completion and production operations. Ranger also provides services necessary to bring and maintain a well on production. The Processing Solutions segment engages in the rental, installation, commissioning, start-up, operation and maintenance of MRUs, Natural Gas Liquid stabilizer and storage units and related equipment.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements represent Ranger’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ranger’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ranger does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ranger to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings with the Securities and Exchange Commission. The risk factors and other factors noted in Ranger’s filings with the SEC could cause its actual results to differ materially from those contained in any forward-looking statement.
Company Contact:
J. Brandon Blossman
Chief Financial Officer
(713) 935-8900
Brandon.Blossman@rangerenergy.com

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share amounts)

	Three Months Ended
	December 31, 2020	September 30, 2020
Revenues
High specification rigs	$21.7	$14.5
Completion and other services	18.6	18.9
Processing solutions	1.2	1.2
Total revenues	41.5	34.6

Operating expenses
Cost of services (exclusive of depreciation and amortization):
High specification rigs	19.2	12.3
Completion and other services	14.7	14.0
Processing solutions	0.5	0.3
Total cost of services	34.4	26.6
General and administrative	4.9	4.6
Depreciation and amortization	8.2	8.4
Total operating expenses	47.5	39.6

Operating loss	(6.0)	(5.0)

Other expenses
Interest expense, net	0.7	0.8
Total other expenses	0.7	0.8

Loss before income tax expense	(6.7)	(5.8)
Tax benefit	—	(0.1)
Net loss	(6.7)	(5.7)
Less: Net loss attributable to non-controlling interests	(3.0)	(2.5)
Net loss attributable to Ranger Energy Services, Inc.	$(3.7)	$(3.2)

Loss per common share
Basic	(0.43)	(0.38)
Diluted	(0.43)	(0.38)
Weighted average common shares outstanding
Basic	8,533,336	8,506,781
Diluted	8,533,336	8,506,781

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	December 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$2.8	$6.9
Accounts receivable, net	25.9	41.5
Contract assets	1.1	1.2
Inventory	2.3	3.8
Prepaid expenses	3.6	5.3
Total current assets	35.7	58.7

Property and equipment, net	189.4	218.9
Intangible assets, net	8.5	9.3
Operating leases, right-of-use assets	5.8	6.5
Other assets	1.2	0.1
Total assets	$240.6	$293.5

Liabilities and Stockholders' Equity
Accounts payable	10.5	13.8
Accrued expenses	9.3	18.4
Finance lease obligations, current portion	2.5	5.1
Long-term debt, current portion	10.0	15.8
Other current liabilities	0.7	2.0
Total current liabilities	33.0	55.1

Operating leases, right-of-use obligations	5.2	4.5
Finance lease obligations	1.3	3.6
Long-term debt, net	14.5	26.6
Other long-term liabilities	1.8	0.7
Total liabilities	$55.8	$90.5

Commitments and contingencies	—	—

Stockholders' equity
Preferred stock, $0.01 per share; 50,000,000 shares authorized; no shares issued or outstanding as of December 31, 2020 and 2019	—	—
Class A Common Stock, $0.01 par value, 100,000,000 shares authorized; 9,093,743 shares issued and 8,541,915 shares outstanding as of December 31, 2020; 8,839,788 shares issued and 8,725,851 shares outstanding as of December 31, 2019	0.1	0.1
Class B Common Stock, $0.01 par value, 100,000,000 shares authorized; 6,866,154 shares issued and outstanding as of December 31, 2020 and 2019	0.1	0.1
Less: Class A Common Stock held in treasury, at cost; 551,828 treasury shares as of December 31, 2020 and 113,937 treasury shares as of December 31, 2019	(3.8)	(0.7)
Accumulated deficit	(18.4)	(8.1)
Additional paid-in capital	123.9	121.8
Total controlling stockholders' equity	101.9	113.2
Noncontrolling interest	82.9	89.8
Total stockholders' equity	184.8	203.0
Total liabilities and stockholders' equity	$240.6	$293.5

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)

Year Ended
December 31, 2020
Cash Flows from Operating Activities
Net loss	$(18.5)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	35.0
Equity based compensation	3.7
Gain on retirement of debt	(2.1)
Other costs, net	2.6
Changes in operating assets and liabilities
Accounts receivable	15.6
Contract assets	0.1
Inventory	0.4
Prepaid expenses	1.7
Other assets	(1.1)
Accounts payable	(3.3)
Accrued expenses	(9.1)
Operating lease, right-of-use obligation	(0.6)
Other long-term liabilities	1.1
Net cash provided by operating activities	25.5

Cash Flows from Investing Activities
Purchase of property and equipment	(7.2)
Proceeds from disposal of property and equipment	1.8
Net cash used in investing activities	(5.4)

Cash Flows from Financing Activities
Borrowings under Credit Facility	44.6
Principal payments on Credit Facility	(47.1)
Principal payments on Encina Master Financing Agreement	(10.0)
Principal payments on ESCO Note Payable	(3.6)
Principal payments on financing lease obligations	(4.7)
Repurchase of Class A Common Stock	(3.1)
Shares withheld on equity transactions	(0.3)
Net cash used in financing activities	(24.2)

Decrease in Cash and Cash equivalents	(4.1)
Cash and Cash Equivalents, Beginning of Year	6.9
Cash and Cash Equivalents, End of Year	$2.8

Supplemental Cash Flows Information
Interest paid	$2.9
Supplemental Disclosure of Non-cash Investing and Financing Activity
Capital expenditures	$0.1
Additions to fixed assets through financing leases	$(1.0)
Early termination of financing leases	$1.3

RANGER ENERGY SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

Adjusted EBITDA is not a financial measure determined in accordance with U.S. GAAP. We define Adjusted EBITDA as net income or loss before net interest expense, income tax provision or benefit, depreciation and amortization, equity‑based compensation, acquisition-related, severance and reorganization costs, gain or loss on disposal of assets, and certain other non-cash and certain items that we do not view as indicative of our ongoing performance.
We believe Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income or loss in arriving at Adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods, book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net loss determined in accordance with U.S. GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from Adjusted EBITDA. Our computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. The following table presents reconciliations of net income or loss, our most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, to Adjusted EBITDA.
The following tables are a reconciliation of net income or loss to Adjusted EBITDA for the three months ended December 31, 2020 and September 30, 2020, in millions:

	Three Months Ended December 31, 2020
	High Specification Rigs	Completion and Other Services	Processing Solutions	Other	Total
	(in millions)
Net income (loss)	$(2.6)	$1.7	$0.1	$(5.9)	$(6.7)
Interest expense, net	—	—	—	0.7	0.7
Tax expense (benefit)	—	—	—	—	—
Depreciation and amortization	5.1	2.2	0.6	0.3	8.2
EBITDA	2.5	3.9	0.7	(4.9)	2.2
Equity based compensation	—	—	—	0.9	0.9
Severance and reorganization costs	—	—	—	—	—
(Gain) loss on disposal of property and equipment	0.4	(0.3)	—	—	0.1
Adjusted EBITDA	$2.9	$3.6	$0.7	$(4.0)	$3.2

	Three Months Ended September 30, 2020
	High Specification Rigs	Completion and Other Services	Processing Solutions	Other	Total
	(in millions)
Net income (loss)	$(2.4)	$2.2	$0.2	$(5.7)	$(5.7)
Interest expense, net	—	—	—	0.8	0.8
Tax expense (benefit)	—	—	—	(0.1)	(0.1)
Depreciation and amortization	4.6	2.7	0.7	0.4	8.4
EBITDA	2.2	4.9	0.9	(4.6)	3.4
Equity based compensation	—	—	—	1.1	1.1
Severance and reorganization costs	—	—	—	(0.4)	(0.4)
(Gain) loss on disposal of property and equipment	0.2	0.1	—	—	0.3
Adjusted EBITDA	$2.4	$5.0	$0.9	$(3.9)	$4.4